Exhibit 10.2

LINCOLN JP HOLDINGS, L.P.

and

JPMORGAN CHASE BANK, N.A.,
(as successor in interest to The First National Bank of Chicago)

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of

April 3, 2006

to

INDENTURE

Dated as of

January 15, 1997

FIRST SUPPLEMENTAL INDENTURE, dated as of April 3, 2006, between LINCOLN JP HOLDINGS, L.P., an Indiana limited partnership (“Lincoln JP Holdings”), having its principal office at c/o Lincoln National Corporation, Centre Square - West Tower, 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112, and JPMORGAN CHASE BANK, N.A., (as successor in interest to The First National Bank of Chicago) as Trustee (the “Trustee”), the office of the Trustee at which at the date hereof its corporate trust business is principally administered being 4 New York Plaza, 15th Floor, New York, New York 10004.

RECITALS OF THE COMPANY

JEFFERSON-PILOT CORPORATION, a North Carolina corporation (the “Company”), has executed and delivered to the Trustee an Indenture, dated as of January 15, 1997 (the “Indenture”), providing for the issuance from time to time of the Company’s junior subordinated debentures (the “Securities”), issuable in one or more series as provided in the Indenture. All capitalized terms used herein which are defined in the Indenture shall have the meanings assigned thereto in the Indenture unless otherwise defined herein.

Pursuant to an Agreement and Plan of Merger, dated as of October 9, 2005, as amended, between the Company, Lincoln National Corporation, an Indiana corporation, Quartz Corporation, a North Carolina Corporation, and Lincoln JP Holdings, the Company is, concurrently with the execution and delivery of this First Supplemental Indenture, merging with and into Lincoln JP Holdings (the “Merger”), with Lincoln JP Holdings being the surviving entity.

Section 8.1 of the Indenture, as it applies to each series of Securities outstanding, provides that Lincoln JP Holdings, as the surviving entity of the Merger, is required to expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of the Company’s covenants and obligations under the Indenture.

Section 9.1 of the Indenture permits the execution of supplemental indentures without the consent of any Holders to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities.

Pursuant to the foregoing authority, Lincoln JP Holdings proposes, in and by this First Supplemental Indenture, to supplement and amend the Indenture.

All things necessary to make this First Supplemental Indenture a valid agreement of Lincoln JP Holdings, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

Section 1.  Succession by Merger. As of the effective time of the Merger, (i) Lincoln JP Holdings shall become the successor to the Company for all purposes of the Indenture, and (ii) Lincoln JP Holdings hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

Section 2.  Ratification. The Indenture, as hereby amended and supplemented, is ratified and confirmed in all respects. From and after the date hereof, the First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. All recitations or recitals contained in this First Supplemental Indenture are made by and on behalf of Lincoln JP Holdings only, and the Trustee is in no way responsible for the correctness of any statement herein contained or for the validity or sufficiency of this First Supplemental Indenture. The execution by the Trustee of this First Supplemental Indenture shall not be construed to be an approval or disapproval by the Trustee of the advisability of the action being taken herein by Lincoln JP Holdings. All the provisions of the Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full with such omissions, variations or insertions, if any, as may be appropriate to make the same conform to this First Supplemental Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

* * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

LINCOLN JP HOLDINGS, L.P.

By: Lincoln JP Company, LLC, its general partner

By: Lincoln National Corporation, its sole member

By: /s/ Duane Bernt
Name: Duane Bernt
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A.,
as Trustee

By: /s/ Francine Springer
Name: Francine Springer
                                        Title: Vice President